 Exhibit 99.1

Yuhe International, Inc. Announces Unaudited Fourth Quarter and
Fiscal Year 2010 Results and Provides 2011 Guidance

- 2010 net revenue increased 43% year over year to $67.5 million
- 2010 gross profit increased 44.5% year over year to $24.2 million
- Adjusted net income (non-GAAP) increased 52% year over year to $19.5 million, or $1.15 per fully diluted share
- 2011 guidance for net income between $33 million and $36 million

Weifang, Shandong Province, the P.R.C. March 31, 2011 - Yuhe International, Inc. (NASDAQ: YUII) (“Yuhe” or the “Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People's Republic of China (“PRC”), today announced its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2010 and its fiscal year 2011 guidance.

Fiscal Year 2010 Highlights

- Net revenue was $67.5 million, a 43% year over year increase
- Gross profit was $24.2 million, a 44.5% year over year increase
- Adjusted net income (non-GAAP) was $19.5 million, a 52% year over year increase
- In December 2010, acquired ten new breeder farms, for a capacity expansion of 950,000 sets of parent breeders
- In July 2010, completed acquisition of five breeder farms, for a capacity expansion of 430,000 sets of parent breeders

“We are very pleased to report a strong fiscal year 2010 with solid financial and operational results.” commented Mr. Zhentao Gao, Chairman and chief executive officer of Yuhe International, Inc. “Our 2010 non-GAAP net income of $19.5 million has surpassed our previously raised guidance of $18.5 million in net income. The growth was driven by an increase in both sales volume and average selling prices of our day-old broilers. In fiscal year 2010, we sold approximately 146 million day-old broilers, or an increase of 33% from 110 million in 2009. The full year 2010 average selling price for day-old broilers increased 9% year-over-year to RMB 2.97 per bird from RMB 2.74 per bird in 2009. We are particularly pleased with our gross margin performance in fiscal year 2010, which rose to 35.9% from 35.4% in 2009, due to our successful margin management in locking in favorable fixed-price supply contracts during the market downturn and capitalizing on the market rebounds during the third and fourth quarter of 2010.”

“On the operational side, we have also achieved exceptional progress in fiscal year 2010. The first acquisition conducted by the Company in December 2009 of 13 breeder farms in Shandong Province started contributing to our production in fiscal year 2010, and currently nine out of the 13 farms are fully operational. The Company also completed two accretive acquisitions in Liaoning and Henan provinces of a total of 15 breeder farms in July and December 2010, to increase its production capacity to 3.15 million sets of parent breeders, or 8% of China’s broiler market in capacity, and to further strengthen its position as China’s largest supplier of day-old broilers. In addition, we completed construction of our third hatchery facility and the added 60 sets of hatchers commenced full operation at the year-end 2010, bringing our total sets of hatchers to 160 to absorb the increased breeding capacity” continued Mr. Gao.

Fourth Quarter 2010 Results

Net revenue increased 64.06% to $21.8 million, as compared to $13.3 million for the fourth quarter of 2009. The revenue increase was mainly driven by the 46% gain in sales volume of day-old broilers and a 16% increase in average selling prices. For the three months ended December 31, 2010, the sales volume of day-old broilers amounted to 45 million birds with an average selling price of RMB 3.18 per bird, as compared to the sales volume of 31 million birds with an average selling price of RMB 2.73 per bird in the fourth quarter of 2009. Gross profit increased 59.4% year over year to $7.5 million, with gross margin of 34.5%, as compared to $4.7 million, or 35.5% gross margin for the same period in 2009. The decrease in gross margin was mainly due to a 19% increase in average unit cost to RMB 2.11 per bird from RMB 1.77 per bird in the fourth quarter of the prior year. Net income(loss) for the three months ended December 31, 2010 was a net loss of $47.6 million, a decrease of $51.2 million from net income of $3.6 million for the same period in 2009, due mainly to incurrence of the non-recurring stock-based compensation expense of $53.81 million deriving from the share transfer between Mr. Kunio Yamamoto and Mr. Gao Zhentao. The purpose of the arrangement between Mr. Yamamoto and Mr. Gao Zhentao was to transfer Mr. Yamamoto’s shares to Mr. Gao Zhentao in exchange for the services that Mr. Gao Zhentao has rendered, which resulted in the strong performance of the Company in the years 2008 and 2009. Adjusted net income (non-GAAP) for the three months ended December 31, 2010 was $6.20 million, or $0.32 per fully diluted share, up 71.13% compared with net income of $3.6 million, or $0.23 per fully diluted share for the same period in 2009. For the fourth quarter of 2010 there were 19.3 million fully diluted weighted shares outstanding versus 15.9 million fully diluted weighted shares outstanding in the prior year period.

Full Year 2010 Results

Net revenue increased 43% year over year to $67.5 million in 2010 from $47.25 million in 2009. The revenue increase was driven by the increase in sales volume of day-old broilers to 145.7 million birds, or 33%, from 109.9 million birds in 2009. In addition, the unit selling price of day-old broilers increased 9% to RMB 2.97 per bird for the year ended December 31, 2010 from RMB 2.74 per bird in 2009. The increased unit selling price reflected the pass-through of higher cost of corn and other raw materials to downstream customers. For the year ended December 31, 2010, $63.9 million, or 94.7%, of total sales was derived from the sales of day-old broilers.

Gross profit in 2010 grew 44.5% to $24.2 million, as compared to $16.7 million in 2009.  Gross margin was 35.9% for the year ended December 31, 2010, as compared to 35.4% for the year ended December 31, 2009.

General and administrative expenses increased by $54.72 million to $57.68 million for the year ended December 31, 2010, from $2.96 million for the year ended December 31, 2009. The increase in general and administrative expenses was mainly due to the non-cash non-recurring stock-based compensation expense of $53.81 million deriving from the share transfer between Mr. Kunio Yamamoto and Mr. Gao Zhentao. The stock-based compensation represented 79.70% of sales revenue in 2010. Such non-cash compensation charge is not expected to recur. Adjusted general and administrative expenses (non-GAAP) increased 30.8% to $3.87 million, from $2.96 million in 2009. The increase in the adjusted general and administrative expenses (non-GAAP) was mainly due to increased public company related expenses, prepaid expenses, advisory expenses and public offering related expenses.

Selling expenses increased 68.50% year over year to $731,401 in 2010 from $434,056 in 2009. As a percentage of net revenues, selling expenses were 1.08% for the year ended December 31, 2010, as compared to 0.92% for 2009. The increase in selling expenses was primarily due to the increase in sales volume. Selling expenses mainly comprised of packaging and sales-force travel expenses.

Net income decreased by $47.13 million to a net loss of $34.34 million for the year ended December 31, 2010 from net income of $12.79 million for the year ended December 31, 2009, primarily due to the impact of non-cash stock-based compensation related to the share transfer between Mr. Gao Zhentao and Mr. Yamamoto as explained above. Adjusted net income (non-GAAP) for the year ended December 31, 2010 increased 52% year over year to $19.47 million, as compared with $12.79 million in 2009.

Financial Condition

As of December 31, 2010, the Company held $34.5 million in cash and cash equivalents, as compared to $14.0 million at year-end 2009. Working capital was $24.5 million with a 2.04:1 current ratio. The Company had $107.8 million in shareholders’ equity compared to $55.3 million at year-end 2009.

Yuhe generated $17.41 million in operating cash flow in the twelve months ended December 31, 2010. Including investing and financing activities, the total net cash inflow was $20.5 million for the twelve-month period. For the fiscal year ended December 31, 2010, the net cash outflow in investing activities was $24.87 million, mainly related to the construction and the purchase of breeder farms. The Company expects its strong working capital and operating cash flow to sufficiently meet its working capital requirements for the next 12 months.

Fiscal Year 2011 Outlook

Given the expected strong day-old broiler market in 2011 and the increased volume contribution from the Company’s previous acquisitions made in December 2009 and July 2010, the management at Yuhe International forecasts its fiscal year 2011 net income to be in the range between $33 million and $36 million.

“Currently, China’s day-old broiler market continues to experience higher average unit selling prices as compared with the same period of 2010. In addition, the capacity increase from our previous acquisitions made in December 2009 and July 2010 is expected to be reflected in our increased day-old broiler output throughout 2011. We have commenced construction of the fourth hatchery facility designed to have 100 sets of hatchers, which is expected to commence operation in 2011. Given the strong capacity pipeline and the prevailing higher average selling prices in the market, we are confident that the Company will continue to leverage its operational expertise in the day-old broiler industry to continue delivering superb results and to achieve our projected 2011 guidance,” concluded Mr. Gao.

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern Time on Thursday, March 31, 2011, to discuss the unaudited financial results for its fiscal 2010 fourth quarter and year ended December 31, 2010 and its business outlook for the fiscal year 2011. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time. Conference ID # 52384499

USA Toll-free:  18662421388
China Toll-Free:  4006988166
International Dial-In: + 61288236760

A replay of the conference call will be accessible within 24 hours via Yuhe's website at:
http://www.yuhepoultry.com/newEbiz1/EbizPortalFG/portal/html/luyin.html

NON-GAAP DISCLOSURE

To supplement the Company’s consolidated financial results presented in accordance with U.S. GAAP, the Company uses the following non-GAAP measures: adjusted net income, adjusted earnings per share, adjusted operating income and adjusted general and administrative expense. These measures represent net income, earnings per share, operating income and general and administrative expense, respectively, as adjusted to exclude share-based compensation expense deriving from the share transfer between Mr. Kunio Yamamoto and Mr. Gao Zhentao .

The Company believes that, in conjunction with GAAP financial measures, these non-GAAP measures provide meaningful supplemental information regarding its performance and liquidity and both management and investors benefit from referring to these non-GAAP measures in assessing the Company’s performance and when planning and forecasting future periods. The calculation of these non-GAAP measures allows the Company to compare its operating results with those of other companies without giving effect to expenses related to stock-based compensation, which may vary for different companies for reasons unrelated to the overall operating performance of a company’s business.

These non-GAAP measures are not measures of performance under accounting principles generally accepted in the United States (U.S. GAAP). The Company includes them in this press release in order to:

•              improve transparency for investors;
•              assist investors in their assessment of the Company’s operating performance;
•              facilitate comparisons to historical performance;
•              ensure that these measures are fully understood in light of how the Company evaluates its operating results; and
•              properly define the metrics used and confirm their calculation.

These non-GAAP measures are not meant to be considered in isolation or as a substitute for items appearing on the Company’s financial statements prepared in accordance with U.S. GAAP. Rather, the non-GAAP measures should be used as a supplement to U.S. GAAP results to assist the reader in better understanding the operational performance of the Company. The Company recognizes that the usefulness of these non-GAAP measures has certain limitations, including the fact that the manner in which the Company calculates these non-GAAP measures may differ from that of other companies, which limits their usefulness as comparative measures.

Management compensates for these limitations by using these non-GAAP measures as comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of its operating performance. Please refer to the non-GAAP reconciliation tables at the end of this press release for a reconciliation of adjusted net income, adjusted earnings per share, adjusted operating income and adjusted general and administrative expense to net income attributable to net income, earnings per share, operating income and general and administrative expense, respectively, which are the most directly comparable U.S. GAAP financial measures.

About Yuhe International, Inc.
Yuhe International, Inc. is one of the largest day-old broiler producers in China. Founded in 1996, the Company operates in the middle of the commercial broiler chicken supply chain, where it purchases parent breeding stock from breeder farms, raises them to produce hatching eggs, and hatches the eggs to live day-old broilers, which are then sold through 38 distributors to its end-users, such as integrated chicken companies and broiler raisers. Headquartered in Weifang, Shandong province, the Company has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd., the latter of which largely supplies the Company's internal demand for chicken feed. Currently, the Company has approximately 1600 employees with 43 breeding farms and 3 hatchery facilities. Approximately 90% of the Company’s current sales are in the Shandong province with a customer base across 10 Provinces in China. The Company has passed ISO9001 certification and operates imported state-of-the-art equipment, adhering to the international standards of operation. For more information on the Company and its products, please visit http://www.yuhepoultry.com.

Cautionary Statement
 This press release contains forward-looking statements concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. The financial results contained in this press release are unaudited and are subject to changes. The final results are subject to the Company’s  filing of its annual report on Form 10-K with the Securities and Exchange Commission. The Company undertakes no duty to revise or update the information disclosed in this press release.

Contact Information: Yuhe International, Inc. www.yuhepoultry.com
Ms. Serena Wu Investor Relations Manager +1 (646) 502-8625 Email: serena.wu@yuhepoultry.com Mr. Vincent Hu Chief Financial Officer
Email: vincent.hu@yuhepoultry.com

- FINANCIAL TABLES FOLLOW-

TABLE 1
YUHE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Stated in US Dollars)

	For the Year Ended
	December 31
	2010	2009

Net revenue	$67,480,359	$47,245,758

Cost of revenue	(43,289,031)	(30,504,187)

Gross profit	24,191,328	16,741,571

Operating expenses
Selling	(731,401)	(434,056)
General and administrative expenses	(57,680,767)	(2,963,536)

Total operating expenses	(58,412,168)	(3,397,592)

Income from operations	(34,220,840)	13,343,979

Non-operating income (expenses)
Interest income	35,519	237
Other income (expenses)	5,699	849
(Loss) gain on disposal of fixed assets	238,412	24,567
Investment income	15,744	15,522
Interest expenses	(401,038)	(608,789)

Total other income (expenses)	(105,664)	(567,614)

Net income before income taxes	(34,326,504)	12,776,365
Income tax expenses	(10,843)	17,756

Net income	$(34,337,347)	$12,794,121

Other comprehensive income
Foreign currency translation	2,502,328	106,520
Comprehensive income	$(31,835,019)	$12,900,641

Earnings per share
Basic	$(2.06)	$0.81
Diluted(Anti-dilutive)	$(2.06)	$0.81

Weighted average shares outstanding
Basic	16,672,957	15,722,180
Diluted	16,913,054	15,792,540

TABLE 2
YUHE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Stated in US Dollars)

	For the Three Months Ended
	December 31
	2010	2009

Net revenue	$21,801,185	$13,288,765

Cost of revenue	(14,289,844)	(8,577,489)

Gross profit	7,511,341	4,711,276

Operating expenses
Selling	(179,381)	(118,684)
General and administrative expenses	(55,053,021)	(799,896)

Total operating expenses	(55,232,402)	(918,580)

Income from operations	(47,721,061)	3,792,696

Non-operating income (expenses)
Interest income	35,294	55
Other income (expenses)	(9,416)	(682)
(Loss) gain on disposal of fixed assets	236,731	(2,131)
Investment income	87	13
Interest expenses	(144,901)	(167,553)

Total other income (expenses)	117,795	(170,298)

Net income before income taxes	(47,603,266)	3,622,398
Income tax expenses	(3,922)	17,756

Net income	$(47,607,188)	$3,640,154

Other comprehensive income
Foreign currency translation	1,089,458	2,523
Comprehensive income	$(46,517,730)	$3,642,677

Earnings per share
Basic	$(2.49)	$0.23
Diluted(Anti-dilutive)	$(2.49)	$0.23

Weighted average shares outstanding
Basic	19,124,563	15,722,180
Diluted	19,341,935	15,931,379

TABLE 3

YUHE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
(in US Dollars)
	December 31,	December 31,
	2010	2009
	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$34,541,658	$14,047,147
Accounts receivable, net of allowances of $20,446 and $18,868		838
Inventories	13,004,698	6,560,783
Advances to suppliers	329,190	359,179
Deferred tax assets	8,527	17,766
Total current assets	47,884,073	20,985,713

Plant and equipment, net	34,588,401	29,556,712
Deposits paid for acquisition of long term assets	33,921,510	16,082,613
Notes receivable, net and other receivable, net	3,454,787	33,635
Unlisted investments held for sale	-	300,172
Intangible assets, net	1,726,082	2,851,411
Investment in direct financing lease	262,440	382,742
Long term prepaid rent	9,356,843	6,570,038
Total assets	$131,194,136	$76,763,036

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	5,757,951	5,740,912
Current portion of long term loans		9,433,686
Other payable	1,053,626	1,343,901
Short term borrowings	$11,691,219	$-
Accrued expenses and payroll related liabilities	2,934,296	2,366,134
Advances from customers	1,380,852	678,366
Other taxes payable	155,172	150,764
Loan from director	302,489	292,517
Other liabilities	148,856	143,949
Due to related companies		1,208
Total current liabilities	23,424,461	20,151,437

Non-current liabilities
Long-term loans		1,360,206
Total liabilities	23,424,461	21,511,643

YUHE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
(in US Dollars)

Stockholders' Equity
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 500,000,000 shares authorized, 20,249,563 and 15,722,180 equivalent shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	20,249	15,722
Additional paid-in capital	115,021,623	30,672,849
Retained earnings (deficit)	(11,020,553)	23,316,794
Accumulated other comprehensive income	3,748,356	1,246,028
Total stockholders’ equity	107,769,675	55,251,393

Total liabilities and stockholders’ equity	$131,194,136	$76,763,036

TABLE 4

YUHE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS   (in US Dollars)

	For the Year Ended
	December 31
	2010	2009
Cash flows from operating activities
Net income	$(34,337,347)	$12,794,121
Adjustments to reconcile net income to net cash used in operating activities:
Stock based compensation	54,534,860	728,833
Depreciation	2,495,395	2,035,813
Amortization	63,907	65,541
Amortization of unearned rental income	(31,559)
Capitalized interest in construction in progress	(530,915)	(662,711)
Bad debts expense (recovery)	18,351	56,220
Loss (gain) on disposal of fixed assets	(238,412)	(24,567)
Income from unlisted investment	-	(15,522)
Changes in operating assets and liabilities:
Accounts receivable	(67)	66
Advances to suppliers	(37,056)	4,113,119
Inventories	(6,067,059)	100,646
Deferred tax assets	9,602	(17,756)
Other receivable	6,530
Long term prepaid rent	184,875
Accounts payable	(175,450)	760,193
Other payable	(327,088)	403,821
Accrued expenses and payroll related liabilities	489,642	235,576
Advances from customers	1,355,972	3,161
Other taxes payable	(714)	8,866

Net cash provided by operating activities	17,413,467	20,585,420

Cash flows from investing activities
Deposit paid and acquisition of property, plant and equipment	(25,302,994)	(18,187,196)
Advance to notes receivable	(34,699)
Proceeds from disposal of fixed assets	-	27,834
Advance to related companies	-	-
Repayment of related companies	-	44,637
Proceeds received from related parties receivables	-	3,713,806
Purchase of leased land use rights	-	(5,960,354)
Proceeds from unlisted investments	302,760	-
Investment in direct financing lease	161,624	592,004

Net cash used in investing activities	(24,873,309)	(19,769,269)

Cash flows from financing activities
Proceeds from loan payable	11,403,282	1,067,114
Repayment of loan payable	(10,886,963)	(1,067,114)
Proceeds from related party payable	-
Repayment of related party payable	-	(209,828)
Proceeds from issuance of common stock	27,082,442

Net cash flows (used in) provided by financing activities:	27,598,761	(209,828)

YUHE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Stated in US Dollars)

Effect of foreign currency translation on cash and cash equivalents	355,592	28,619

Net increase in cash	20,494,511	634,942

Cash- beginning of period	14,047,147	13,412,205

Cash- end of period	$34,541,658	$14,047,147

Cash paid during the period for:
Interest paid	$931,952	$1,405,500
Income taxes paid	$-	$-

Supplemental disclosure
Transfer from construction in progress to fixed assets	$2,711,986	$4,009,791
Transfer from advances to suppliers and deposit paid for acquisition of long term assets to fixed assets	$7,102,605	$-
Transfer from deposit paid for acquisition of long term assets to long term prepaid rent	$2,684,586	$-
Cashless exercise of 142,816 warrants	$87	$-
Issue 300,000 restricted shares for deposit to purchase assets	$2,736,000	$-

TABLE 5
YUHE INTERNATIONAL, INC.

Non-GAAP Reconciliation

	For the Year Ended December 31,
	2010	2009
Net income (GAAP)	$(34,337,347)	$12,794,121
Stock-based compensation 1	53,806,061
Adjusted net income (Non-GAAP)	$19,468,714	$12,794,121

Earnings per share (GAAP)
Basic	$(2.06)	$0.81
Diluted(Anti-dilutive)	$(2.06)	$0.81
Earnings per share (Non-GAAP)
Basic	$1.17	$0.81
Diluted	$1.15	$0.81
Weighted average shares outstanding
Basic	16,672,957	15,722,180
Diluted	16,913,054	15,792,540

Operating income (GAAP)	$(34,220,840)	$13,343,979
Stock-based compensation 1	53,806,061
Adjusted operating income (Non-GAAP)	$19,585,221	$13,343,979

Gneral and administrative expense (GAAP)	$57,680,767	$2,963,536
Stock-based compensation 1	53,806,061
Adjusted general and administrative expense (Non-GAAP)	$3,874,707	$2,963,536

*In the Company’s financial statement, stock-based compensation is $54,534,860 in 2010. Stock-based compensation 1 refers to stock-based compensation to Mr Gao Zhentao of $53,806,061.

YUHE INTERNATIONAL, INC.

Non-GAAP Reconciliation

	For the Three Months Ended December 31,
	2010	2009
Net income (GAAP)	$(47,607,188)	$3,640,154
Stock-based compensation 1	53,806,061
Adjusted net income (Non-GAAP)	$6,198,873	$3,640,154

Earnings per share (GAAP)
Basic	$(2.49)	$0.23
Diluted(Anti-dilutive)	$(2.49)	$0.23
Earnings per share (Non-GAAP)
Basic	$0.32	$0.23
Diluted	$0.32	$0.23
Weighted average shares outstanding
Basic	19,124,563	15,722,180
Diluted	19,341,935	15,931,379

Operating income (GAAP)	$(47,721,061)	$3,792,696
Stock-based compensation 1	53,806,061
Adjusted operating income (Non-GAAP)	$6,085,000	$3,792,696

Gneral and administrative expense (GAAP)	$55,053,021	$799,896
Stock-based compensation 1	53,806,061
Adjusted general and administrative expense (Non-GAAP)	$1,246,960	$799,896

*In the Company’s financial statement, stock-based compensation is $53,718,566 for the three months ended December 31,2010. Stock-based compensation 1 refers to stock-based compensation to Mr Gao Zhentao of $53,806,061.